EXHIBIT 10.45

SUBSTITUTION AGREEMENT

This SUBSTITUTION AGREEMENT, dated as of December 19, 2016 (the “Agreement”), is entered into by and between UIL HOLDINGS CORPORATION, a corporation duly organized and existing under the laws of the State of Connecticut (“UIL”) and AVANGRID, INC., a corporation duly organized and existing under the laws of the State of New York (“Avangrid”).

RECITALS

WHEREAS, the predecessor company to UIL, UIL Holdings Corporation (“predecessor UIL”) and The Bank of New York Mellon, a corporation organized under the laws of the State of New York authorized to conduct a banking business, as Trustee (“Trustee”), entered into an Indenture dated as of October 7, 2010 (the “Base Indenture” and, as amended and supplemented to the date hereof, the “Indenture”) to provide for the issuance of predecessor UIL’s unsecured senior debt securities to be issued from time to time in one or more series as might be determined by predecessor UIL under the Indenture;

WHEREAS, predecessor UIL and the Trustee have heretofore executed and delivered the First Supplemental Indenture, dated as of October 7, 2010, pursuant to which predecessor UIL issued its 4.625% Notes due 2020, in the aggregate principal amount of $450,000,000 (the “2010 Notes”);

WHEREAS, on December 15, 2015, predecessor UIL merged with and into UIL, a wholly-owned subsidiary of Avangrid.

WHEREAS, UIL, predecessor UIL and the Trustee have heretofore entered into a Second Supplemental Indenture, pursuant to which UIL assumed all of the obligations of predecessor UIL under the Indenture and the 2010 Notes;

WHEREAS, UIL, Avangrid and the Trustee intend to execute a Third Supplemental Indenture (the “Third Supplemental Indenture”) pursuant to which Avangrid will be substituted for UIL as issuer of the 2010 Notes and assume all of the obligations and perform every covenant in the Indenture (including every supplemental indenture) (collectively, the “Obligations”); and

WHEREAS, upon assumption of the Obligations by Avangrid, UIL shall be relieved of all obligations and covenants under the Indenture;

NOW THEREFORE: in consideration of the premises and the covenants and agreements provided for herein, and for other good and valuable consideration the receipt of which is hereby acknowledged, UIL and Avangrid mutually covenant and agree as follows:

SECTION I. Payments by UIL

UIL shall transfer, on December 19, 2016 (the “Transfer Date”), (i) to such account as shall be designated by Avangrid to UIL, an amount equal to $in respect of the market value of the aggregate outstanding principal amount of the 2010 Notes (the "Principal Payment") plus

(ii) $in respect of the aggregate interest accrued under the 2010 Notes from and including the relevant last interest payment date up to but excluding the Transfer Date (“Interest Payment”).

[Signature Page to the Substitution Agreement]

SECTION 2. Assumption of Obligations by Avangrid

Upon receipt of the Principal Payment and the Interest Payment on the Transfer Date, Avangrid shall assume all of the Obligations arising out of the execution of the Third Supplemental Indenture, and UIL shall be simultaneously discharged from such obligations.

SECTION 3. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 4. Successors and Assigns.

All covenants and agreements in this Agreement by Avangrid shall bind its successors and assigns, whether so expressed or not.

SECTION 5. Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 6. Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of New York.

IN WITNESS WHEREOF, the parties hereto have caused this Substitution Agreement to be duly executed as of the day and year first written above.

UIL Holdings CorporationAvangrid, Inc.

By: /s/ Steven P Fauzza                                          By:/s/ Howard Coon

Name: Steven P FauzzaName: Howard Coon

Title: Vice President, Controller & TreasurerTitle: Vice President & Treasurer

By: /s/ Leonard Rodriquez                                      By: /s/ Daniel Alcain

Name: Leonard RodriquezName: Daniel Alcain

Title: General CounselTitle: Senior Vice President – Controller